UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 11, 2016

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OF INCORPORATION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

8201 Corporate Drive, Suite 900
Landover, MD	20785
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2U, Inc. (the “Company”) has appointed Susan Cates as its Chief Operating Officer, effective on or around March 31, 2016. At that time Robert L. Cohen’s retirement from his role as Chief Operating Officer, as previously reported, will become effective.

Ms. Cates served as President of Executive Development from 2008 through 2016 and Executive Director of MBA@UNC from 2010 through 2016 at the University of North Carolina Kenan-Flagler Business School.  Previously, she worked in private equity, investment banking and commercial banking with firms and banks in New York, Dallas, and Atlanta.  She serves on the board of directors and as chair of the audit committee for Primo Water (NASDAQ: PRMW) and as a director for DigiLEARN, a non-profit organization.  Ms. Cates, 45, holds a BA from Duke University where she was a B.N. Duke Scholar and an MBA from UNC Kenan-Flagler Business School where she was a Dean’s Scholar.

Under the terms of Ms. Cates’s employment as Chief Operating Officer, she is entitled to receive an annual base salary of $400,000 and is eligible for annual bonus compensation in the discretion of the Company based upon the achievement of milestones to be determined by the Company and set forth in the Company’s bonus plan for each fiscal year. Ms. Cates’s target annual bonus amount is equal to seventy-five percent 75% of her base salary but the exact amount of each annual bonus will be determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”).  Subject to the approval of the Compensation Committee, on or around April 1, 2016, Ms. Cates will also be entitled to receive stock options with a fair market value at grant of $450,000 (the “Option Award”) and restricted stock units with a fair market value at grant of $450,000 (the “RSU Award”, and together with the Option Award, the “Equity Awards”).  The Option Award will vest over four years, with twenty-five percent (25%) of the Option Award vesting on the first anniversary of the grant date, and the remaining seventy-five percent (75%) vesting in equal monthly installments for the next thirty-six months thereafter, subject in each case to her continued employment through the applicable vesting date.  The RSU Award will vest in equal annual installments over a four year period, commencing on the first anniversary of the grant date, subject to her continued employment through the applicable vesting date.  The Equity Awards will be made pursuant and subject to the Company’s 2014 Equity Incentive Plan, and the Company’s standard forms of stock option award agreement and restricted stock unit award agreement.

For additional information, please see the Company’s January 11, 2016 press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Exhibit Description
99.1	Press release, dated January 11, 2016, “2U Names Susan Cates Chief Operating Officer”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, INC.

By:	/s/ Christopher Paucek
Name:	Christopher Paucek
Title:	Chief Executive Officer

Date: January 11, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release, dated January 11, 2016, “2U Names Susan Cates Chief Operating Officer”